                                                                      EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNING


                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                       THREE MONTHS ENDED DECEMBER 31
                                          2001            2001                 2000            2000
                                    --------------------------------------------------------------------
                                    Net Income/(Loss)    Shares             Net Income         Shares
Basic earnings per share factors     $1,256,592        13,219,127              ($415,031)     13,206,128

Effect of potentially dilutive
option plans:

Employee stock options                                     84,518                                      -
                                                       -------------------------------------------------


Diluted earnings per share factors   $1,256,592        13,303,645              ($415,031)     13,206,128
                                     ----------        ----------         --------------      ----------


Basic earnings per share             $     0.10                            $       (0.03)

Diluted earnings per share           $     0.09                            $       (0.03)


Options to purchase 42,834 shares, 64,117 shares, 30,000 shares and 1,300 shares of common stock at $0.80 per share, $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2001. Of these options, 84,518 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 136,700 shares, 80,000 shares and 1,550 shares of common stock at $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2000. These options were not included in the computation of diluted earnings per share for the three months ended December 31, 2000 because to do so would be antidilutive.


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



                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                             SIX MONTHS ENDED DECEMBER 31
                                              2001             2001                 2000               2000
                                            --------------------------------------------------------------------
                                            Net Income        Shares              Net Income           Shares

Basic earnings per share factors            $2,169,767       13,212,628                $472,325       13,206,128

Effect of potentially dilutive
option plans and debentures:

Employee stock options                                           84,518
                                                    ------------------------------------------------------------


Diluted earnings per share factors          $2,169,767       13,297,146                $472,325       13,206,128
                                            ----------       ----------         ---------------       ----------


Basic earnings per share                    $     0.16                                 $   0.04

Diluted earnings per share                  $     0.16                                 $   0.04


Options to purchase 42,834 shares, 64,117 shares, 30,000 shares and 1,300 shares of common stock at $0.80 per share, $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2001. Of these options, 84,518 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 136,700 shares, 80,000 shares and 1,550 shares of common stock at $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2000. These options were not included in the computation of diluted earnings per share because to do so would be antidilutive.




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